INTERNET BRANDS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

▪	Record Revenues and Adjusted EBITDA of $27.0 million and $9.8 million
▪	Adjusted EBITDA increased 29% from the fourth quarter of 2007
▪	Net Income of $0.07 per diluted share in the fourth quarter
▪	Guiding 2009 Adjusted EBITDA growth of 10% to 15% over 2008

LOS ANGELES, CA (February 24, 2009) – Internet Brands, Inc. (NASDAQ: INET) today reported financial results for the fourth quarter and full year ended December 31, 2008.

Fourth Quarter Operating Results

Total revenues for the fourth quarter of 2008 were $27.0 million, an 8% increase from $24.9 million in the prior year period.

Consumer Internet revenues were $18.8 million in the fourth quarter of 2008, a 10% increase from $17.1 million in the prior year period.  The organic advertising revenue growth from the Company’s non-automotive e-commerce websites increased 13% in the fourth quarter of 2008 compared to the prior year period.  The increase in advertising revenues was partially offset by a reduction in spending from automotive dealers.   Licensing revenues were $8.2 million in the fourth quarter of 2008, a 4% increase from $7.8 million in the prior year period.

Net income for the fourth quarter of 2008 was $3.1 million, or $0.07 per diluted common share compared to net income of $2.8 million, or $0.06 per diluted common share in the prior year period.

For the fourth quarter of 2008, Adjusted EBITDA increased 29% to $9.8 million from $7.6 million in the same period last year.  The Company defines Adjusted EBITDA as earnings before investment and other income, income taxes, depreciation and amortization and stock-based compensation.

EBITDA margins in the quarter increased to 36.3%, an expansion from 30.6% in the fourth quarter of 2007.  The Company’s EBITDA margins have increased sequentially throughout the year as a result of a shift of the Company’s business revenues from lower margin e-commerce revenues to higher margin advertising revenues.

Total monthly unique visitors to the Company’s network of owned websites grew to 43.2 million in December 2008, a 61% increase from 26.9 million in December 2007.

Full Year Ended December 31, 2008 Operating Results

Total revenues for the year ended 2008 were $104.0 million, a 16% increase from $89.9 million in the prior year.

Consumer Internet revenues were $71.6 million for the year ended 2008, a 12% increase from $63.7 million in the prior year.  As with the fourth quarter operating results, the increase in advertising revenues were partially offset by a reduction in advertising spend from automotive dealers. Licensing revenues were $32.5 million for the year ended 2008, a 24% increase from $26.2 million in the prior year. The increase was due to continued performance from the Company’s Autodata division, and organic growth from vBulletin, which the Company acquired in June 2007.

Net income for the year ended 2008 was $11.6 million, or $0.26 per diluted common share.  By comparison, net income in the prior year was $311,000, or $0.01 per diluted common share.

For the year ended 2008, Adjusted EBITDA grew by 26% to $35.3 million from $28.1 million in 2007.

Full Year 2009 Guidance

For 2009, Internet Brands expects full year adjusted EBITDA will grow by approximately 10–15%.  We expect a continued shift towards higher margin advertising revenues, which should result in EBITDA margins to continuing to grow on a year-over-year basis.

Regarding acquisitions, the Company expects to continue to be active, but anticipates lower investment levels than 2008.  The lower investment rate is primarily the result of significantly lower valuation multiples.

“With the exception of the currently challenged automotive sector, our business has continued to perform strongly,” said Bob Brisco, CEO.  “On a full-year basis, we are cautiously optimistic about 2009 and our ability to overwhelm economic headwinds with our growth strategies.”

Balance Sheet and Liquidity

As of December 31, 2008, the Company had $57.4 million of cash and investments, and no outstanding debt.

Net cash provided by operating activities in 2008 were $34.3 million compared to $36.0 million in the prior year.

Acquisitions

During the fourth quarter of 2008, the Company acquired 4 websites for an aggregate purchase price of approximately $2.8 million. The 4 acquisitions include two websites in the Careers vertical, one website in the Shopping vertical and one website in the Automotive vertical.  The 2 websites in Careers are CVTips.com and GrooveJob.com.  The website in Shopping is Steves-Digicams.com, and the website in Automotive is SellMyCar.com.

CVTips.com is an online job search information center. The site specializes in providing users with information and tips on writing CVs, resumes and cover letters, and also features articles about job searching, interviewing and general career management topics.

GrooveJob.com is one of the largest job listings websites dedicated exclusively to part-time, seasonal, and hourly jobs. The site includes sections for teen jobs, student jobs, summer jobs, and internships for students in addition to an online job resource center that provides advice for job seekers.

Steves-digicams.com is a website focused on the high-value category of digital cameras. The site features news and reviews of digital cameras ranging from entry-level to professional-grade equipment. The site also features an active discussion forum in which users can exchange information about digital cameras and other photography equipment.

SellMyCar.com is a new and used vehicle listing site that connects car shoppers with both private sellers and dealers. The site features more than 200,000 used car listings, and allows private sellers to list their used vehicles on the site free of charge. The site also features a directory of auto dealers, as well as new car pricing and auto loan information.

For the year ended 2008, the Company completed 29 website-related acquisitions for an aggregate purchase price of approximately $62.6 million.

From January 1 through February 24, 2009, the Company completed two small acquisitions and anticipates announcing a new vertical by the end of the first quarter of 2009.

Non-GAAP Financial Measures

This press release includes a discussion of "Adjusted EBITDA," which is a non-GAAP financial measure.  The Company defines EBITDA as net income before (a) investment and other income; (b) income tax provision (benefit); and (c) depreciation and amortization. The Company defines Adjusted EBITDA as a further adjustment of EBITDA to exclude share-based compensation expense related to the Company's grant of stock options and other equity instruments.

The Company believes these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses EBITDA and Adjusted EBITDA as measurements of the Company's operating performance because they assist in comparisons of the Company's operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company's capacity to fund capital expenditures and to expand its business. The Company also believes that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income and Adjusted EBITDA for the periods presented (in thousands):

	Three months ended		Year ended
	December 31,		December 31,
	2008	2007	2008	2007
	(unaudited)

Net income	$3,054	$2,768	$11,559	$311
Provision for income taxes	2,851	2,258	8,158	10,577
Depreciation and amortization	3,762	2,499	13,554	8,030
Stock-based compensation	619	373	2,491	15,195
Investment and other income	(494)	(282)	(497)	(6,033)

Adjusted EBITDA	$9,792	$7,616	$35,265	$28,080

Conference Call and Webcast

The Company will host a conference call to discuss its fourth quarter and full year 2008 financial results beginning at 4:30 pm ET (1:30 pm PT), today, February 24, 2009.  Participants may access the call by dialing 800-762-8779 (domestic) or 480-248-5081 (international). In addition, the call will be broadcast live over the Internet hosted at the Investor Relations section of the Company’s website at www.internetbrands.com and will be archived online within one hour of the completion of the conference call.  A telephone replay will be available through March 10, 2009. To access the replay, please dial 800-406-7325 (domestic) or 303-590-3030 (international), passcode 3970888.

About Internet Brands, Inc.

Los Angeles-based Internet Brands, Inc. (NASDAQ:INET) is a leading Internet media company that owns, operates and grows community and e-commerce web sites in automotive, careers, home, shopping, money and travel and leisure categories. With a flexible and scalable platform, Internet Brands operates a rapidly growing network of more than 200 websites, of which more than 80 each receive more than 100,000 monthly unique visitors.

Safe Harbor Statement

This press release includes forward-looking information and statements, including but not limited to its 2008 business outlook, management comments and guidance, that are subject to risks and uncertainties that could cause actual results to differ materially.  Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation.  These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.  Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  These risks, uncertainties, assumptions and other important factors include, but are not limited to, our pursuit of an acquisition-based growth strategy entailing significant execution, integration and operational risks, the impact of the recent downturn in the economy and the automotive industry in particular on our revenues from automotive dealers and manufacturers, our ability to compete effectively against a variety of Internet and traditional offline competitors, and our reliance on the public to continue to contribute content without compensation to our websites that depend on such content.  These and other risks are described more fully in our Annual Report on Form 10-K for the annual period ended December 31, 2007, filed with the U.S. Securities and Exchange Commission (SEC) on March 12, 2008, our Quarterly Report on Form 10-Q for the period ended March 31, 2008 filed with the SEC on May 8, 2008, our Quarterly Report on Form 10-Q for the period ended June 30, 2008 filed with the SEC on August 7, 2008 and our Quarterly Report on Form 10-Q for the period ended September 30, 2008 filed with the SEC on November 5, 2008.  You should consider these factors in evaluating forward-looking statements.  For additional information regarding the risks related to our business, see our prospectus in the Registration Statement, and other related documents, that we have filed with the SEC.  You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov.  All information provided in this release is as of February 24, 2009 and should not be unduly relied upon because we undertake no duty to update this information.

Contact:                 Andrew Greenebaum / Laura Foster
ICR, Inc.
agreenebaum@icrinc.com; lfoster@icrinc.com
(310) 954-1100

###

INTERNET BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2007	2008
ASSETS

Current assets
Cash and cash equivalents	$31,780	$43,648
Investments, available for sale	64,864	13,723
Accounts receivable, less allowances for doubtful accounts of $1,513 and $1,139 at December 31, 2008 and 2007, respectively
	15,470	16,353
Deferred income taxes	9,717	9,591
Prepaid expenses and other current assets	1,521	1,299
Total current assets	123,352	84,614

Property and equipment, net	7,575	11,460
Goodwill	150,863	203,806
Intangible assets, net	18,264	24,556
Deferred income taxes	61,714	56,262
Other assets	1,660	767

Total assets	$363,428	$381,465

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$14,038	$17,043
Deferred revenue	8,846	7,325
Total current liabilities	22,884	24,368

Stockholders’ equity

Common stock, Class A, $.001 par value; 125,000,000 shares
authorized and 40,946,826 and 40,177,834 issued and outstanding
at December 31, 2008 and 2007, respectively	40	41

Common stock, Class B, $.001 par value; 6,050,000 authorized and 3,025,000 shares issued and outstanding at December 31,
2008 and 2007, respectively	3	3

Additional paid-in capital	604,003	607,434
Accumulated deficit	(261,977)	(250,418)
Stockholder note receivable	(16)	-
Accumulated other comprehensive income (loss)	(1,509)	37
Total stockholders’ equity	340,544	357,097

Total liabilities and stockholders’ equity	$363,428	$381,465

INTERNET BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues
Consumer Internet	$18,821	$17,060	$71,564	$63,738
Licensing	8,157	7,831	32,472	26,151
Total revenues	26,978	24,891	104,036	89,889

Costs and operating expenses
Cost of revenues	6,349	6,875	23,952	24,626
Sales and marketing	4,971	5,978	21,473	21,026
Technology	2,320	1,423	8,683	7,607
General and administrative	4,165	3,372	17,154	23,745
Depreciation and amortization of intangibles	3,762	2,499	13,554	8,030
Total costs and operating expenses	21,567	20,147	84,816	85,034

Income from operations	$5,411	$4,744	$19,220	$4,855
Investment and other income	494	282	497	6,033
Income before income taxes	5,905	5,026	19,717	10,888
Provision for income taxes	(2,851)	(2,258)	(8,158)	(10,577)
Net income	$3,054	$2,768	$11,559	$311

Basic net income per share	$0.07	$0.07	$0.27	$0.01
Diluted net income per share	$0.07	$0.06	$0.26	$0.01

Weighted average number of shares - Basic	43,274,157	41,510,176	43,028,230	39,722,233
Weighted average number of shares - Diluted	45,062,774	43,641,060	45,011,503	41,691,104

Stock-based compensation expense by function
Sales and marketing	$79	$30	$292	$1,208
Technology	38	7	130	302
General and administrative	502	336	2,069	13,685
	$619	$373	$2,491	$15,195

INTERNET BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	2007	2008
Cash flows from operating activities
Net income	$311	$11,559
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,030	13,554
Provision for bad debts	320	1,581
Stock based compensation	15,195	2,491
Benefit from deferred income taxes	11,250	6,198
(Gain) loss on sale of property, plant and equipment	8	59
Unrealized loss on investments	(234)	(385)
Realized loss on sale of investments	874	408
Amortization of premium on investments	(912)	(714)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Accounts receivable	674	(3,154)
Prepaid expenses and other current assets	686	214
Other assets	698	(621)
Accounts payable and accrued expenses	(1,559)	3,600
Deferred revenue	707	(463)
Net cash provided by operating activities	36,048	34,327

Cash flows from investing activities
Purchases of property and equipment	(2,192)	(2,499)
Capitalized internal use software costs	(2,241)	(5,560)
Purchases of investments	(69,959)	(85,747)
Proceeds from investments	113,249	137,020
Acquisitions, net of cash acquired	(102,790)	(68,131)
Net cash used in investing activities	(63,933)	(24,917)

Cash flows from financing activities
Proceeds from issuance of common stock and exercise of stock options	13,863	1,498
Deferred initial public offering costs	-	(176)
Repurchases of restricted common stock	(138)	(66)
Collections on stockholder notes receivable	339	-
Net cash provided by financing activities	14,064	1,256
Effect of exchange rate changes on cash and cash equivalents	1,940	1,202
Net increase (decrease) in cash and cash equivalents	(11,881)	11,868

Cash and cash equivalents
Beginning of period	43,661	31,780
End of period	$31,780	$43,648

Supplemental schedule of non-cash consolidated cash flow information:
Adjustment to retained earnings related to the liability for uncertain tax positions	$126	$126
Notes receivable paid with exchange of common stock	$2,412	$2,412
Cash paid for income taxes	$-	$-